     As filed with the Securities and Exchange Commission on August 30, 2001
                                                  Registration No. 333-_________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                             FLAGSTAR BANCORP, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                    MICHIGAN                             38-3150651
             --------------------------        ------------------------------
            (State or Other Jurisdiction of          (I.R.S. Employer
            Incorporation or Organization)         Identification No.)

                              5151 CORPORATE DRIVE
                              TROY, MICHIGAN 48098
                             -----------------------
                     (Address of Principal Executive Office)

      FLAGSTAR BANCORP, INC. 1997 EMPLOYEES AND DIRECTORS STOCK OPTION PLAN
      ---------------------------------------------------------------------
                            (Full title of the Plan)

                    THOMAS J. HAMMOND, CHAIRMAN OF THE BOARD
                           AND CHIEF EXECUTIVE OFFICER
                             FLAGSTAR BANCORP, INC.
                              5151 CORPORATE DRIVE
                              TROY, MICHIGAN 48098
                     ---------------------------------------
                     (Name and Address of Agent For Service)

                                 (248) 312-2000
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)


                                   COPIES TO:
                             PAUL D. BORJA, ESQUIRE
                                 KUTAK ROCK LLP
                    1101 CONNECTICUT AVENUE, N.W., SUITE 1000
                           WASHINGTON, D.C. 20036-4374
                              (202) 828-2400
                              (202) 828-2488 (FAX)
          -------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
            Title Of                     Amount                Proposed Maximum          Proposed Maximum              Amount of
           Securities                     To Be                 Offering Price          Aggregate Offering           Registration
        To Be Registered             Registered (1)              Per Share (2)               Price (3)                    Fee
-----------------------------------------------------------------------------------------------------------------------------------
          Common Stock,
         $.01 par value                 2,067,000                    $23.18                 $47,913,060                 $12,000
===================================================================================================================================

(1) Shares are issuable under the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan (the "Option Plan"), as adjusted to reflect a 3-for-2 stock split effected on July 13, 2001 and as such amounts may be further increased in accordance with said plan in the event of a merger, consolidation, recapitalization, stock dividend, stock split, or similar event involving the Registrant. An additional 672,500 shares, which equals 1,008,750 shares on a post 3-for-2 split basis, were previously registered on a Form S-8 dated April 30, 1999 and, together with the shares hereby registered, comprise the entire 3,075,750 shares issuable pursuant to the Option Plan.

(2) Under Rule 457(h), the shares are being registered based upon the average of the high and low selling prices of the common stock of the Registrant, as reported on the New York Stock Exchange ("NYSE") on August 27, 2001, of $23.18 per share ($47,913,060 in the aggregate).

(3)      Estimated based on (1) and (2) above.

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

         *This Registration Statement relates to the registration of 2,067,000 shares of Common Stock, $.01 par value per share, of Flagstar Bancorp, Inc. (the "Company") reserved for issuance and delivery under the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan, as amended (the "Plan"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plans as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

         The following documents filed with the Commission by the Company are incorporated in this Registration Statement by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (Commission File No. 000-22353);

                  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001; and

                  (c) The description of the Company's securities as contained in the Company's Registration Statement on Form 8-A as filed with the Commission on June 28, 2001.

         All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date hereof and prior to the filing of a post-effective amendment, that indicates all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTIONS OF SECURITIES

         Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Restated Articles of Incorporation contain a provision, authorized by the Michigan Business Corporation Act (the "MBCA"), designed to eliminate in certain circumstances the personal liability of directors for monetary damages to the Company or its stockholders for breach of their fiduciary duty as directors. This provision, however, does not limit the liability of any director who breached his or her duty of loyalty to the Company or its stockholders, failed to act in good faith, obtained an improper personal benefit or paid a dividend or approved a stock repurchase or redemption that was prohibited under Michigan law. This provision will not limit or eliminate the rights of the Company or any stockholder to seek an injunction or any other nonmonetary relief in the event of a breach of director's duty of care. In addition, this provision applies only to claims against a director arising out of his or her role as a director and does not relieve a director from liability unrelated to his or her fiduciary duty of care or from a violation of statutory law such as certain liabilities imposed on a director under the federal securities laws.

         The Company's Restated Articles of Incorporation and Bylaws also provide that the Company shall indemnify all directors and officers of the Company to the full extent permitted by the MBCA. Under the provisions of the MBCA, any director or officer who, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, may be indemnified if the Board determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or its stockholders.

         Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of the Company or of the Company's subsidiaries and the Company's officers and directors are indemnified against such losses by reason of their being or having been directors or officers of another corporation, partnership, joint venture, trust or other enterprise at the Company's or its subsidiaries' request.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The exhibits scheduled to be filed as part of this Registration Statement are as follows:

      4.1 Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan, as Amended

      4.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan, as Amended

      4.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan, as Amended

      5 Opinion of Kutak Rock LLP as to the legality of the Common Stock being registered

      23.1 Consent of Kutak Rock LLP (appears in their opinion filed as Exhibit 5)

      23.2  Consent of Grant Thornton LLP

ITEM 9.  UNDERTAKINGS

         1.       The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on this 30th day of August, 2001.

                                     FLAGSTAR BANCORP, INC.


                                     By /s/ Thomas J. Hammond
                                        ----------------------------------------
                                         Thomas J. Hammond
                                         Chairman and Chief Executive Officer
                                         (Duly Authorized Representative)

         Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons (including a majority of the Board of Directors of the Registrant) in the capacities and on the dates indicated.

SIGNATURES                                                TITLE                                    DATE

/s/ Thomas J. Hammond                                     Chairman of the Board and              August 30, 2001
--------------------------------------------              Chief Executive Officer
Thomas J. Hammond                                         (Principal Executive Officer)


/s/ Mark T. Hammond                                       Vice Chairman of the Board and         August 30, 2001
--------------------------------------------                President
Mark T. Hammond


/s/ Michael W. Carrie                                     Executive Vice President,              August 30, 2001
--------------------------------------------              Chief Financial Officer and
Michael W. Carrie                                         Treasurer (Principal Financial
                                                          and Accounting Officer)

/s/ Joan H. Anderson                                      Director and Executive                 August 30, 2001
--------------------------------------------                Vice President
Joan H. Anderson


/s/ James D. Coleman                                      Director                               August 30, 2001
--------------------------------------------
James D. Coleman


/s/ James D. Isbister                                     Director                               August 30, 2001
--------------------------------------------
James D. Isbister


/s/ Richard S. Elsea                                      Director                               August 30, 2001
--------------------------------------------
Richard S. Elsea


/s/ John R. Kersten                                       Director                               August 30, 2001
--------------------------------------------
John R. Kersten


/s/ C. Michael Kojaian                                    Director                               August 30, 2001
--------------------------------------------
C. Michael Kojaian

                                INDEX TO EXHIBITS


   Exhibit  Description
   -------  -----------

    4.1 Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan, as Amended

    4.2 Form of Stock Option Agreement to be entered into with Optionees with respect to Incentive Stock Options granted under the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan, as Amended

    4.3 Form of Stock Option Agreement to be entered into with Optionees with respect to Non-Incentive Stock Options granted under the Flagstar Bancorp, Inc. 1997 Employees and Directors Stock Option Plan, as Amended

    5 Opinion of Kutak Rock LLP as to the legality of the Common Stock being registered

    23.1 Consent of Kutak Rock LLP (appears in their opinion filed as Exhibit 5)

    23.2    Consent of Grant Thornton LLP